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                                                                    EXHIBIT 23.3


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated January 15, 1997, accompanying the consolidated financial statements of Tellabs, Inc. and Subsidiaries as of December 27, 1996 and for the two years then ended incorporated by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4. We consent to the use of the aforementioned report, and to the use of our name as it appears under the caption "Experts".




GRANT THORNTON LLP
Chicago, Illinois
August 5, 1999